UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
 Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

                          Date of Report - May 4, 2004

                               NEXGEN VISION, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                333-46682                 58-2655888
(State or other jurisdiction           (Commission              (IRS Employer
of incorporation)                     File Number)           Identification No.)

                      P.O. Box 1662, Oldsmar, Florida      34677
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (770) 886-3200

Item 1 Change in Control of Registrant

Pursuant to a Purchase and Settlement Agreement effective May 4, 2004 (the "Purchase and Settlement Agreement"), JL Acquisitions Co., LLC acquired 3,905,000 shares of Class B common stock of NexGen Vision, Inc. (the "Company") and 67,383 shares of Class A common stock from certain stockholders of the Company for an aggregate purchase price of $400,000. The Company has been advised by JL Acquisitions Co., LLC that the purchase price was determined through arms' length negotiations between the parties and that it paid the purchase price from its internal funds. Class B common stock entitles the holders to 10 votes per share and Class A common stock entitles the holders to 1 vote per share.

JL Acquisitions Co., LLC is a Delaware limited liability company that is 50% owned by Jesup & Lamont Securities Corporation, a New York corporation ("Jesup & Lamont"), which is the sole manager of JL Acquisitions Co., LLC and as such exercises the voting and disposition rights with respect to the Class A and Class B common stock of the Company. Together with the shares acquired by JL Acquisitions Co., LLC and the 464,610 shares of Class A common stock and 675,000 shares of Class B common stock previously acquired by Jesup & Lamont and 650,000 shares of Class B common stock as to which Jesup & Lamont were granted voting rights pursuant to a voting trust agreement, Jesup & Lamont now through JL Acquisitions Co., LLC beneficially owns 64.7% of the total voting rights of the Company.

Item 5 Other Events

Change of Management

On May 5, 2004 Ronald J. McGhay was appointed as the President and Chief Executive Officer of the Company and elected to the Board of Directors; Stephen
J. DeGroat was elected as the Chairman of the Board; and Jonathan Blum was appointed as the Chief Financial Officer of the Company and elected to the Board of Directors. The Company also announced that Hermann Burckhardt and Alberto Burckhardt (the "Burckhardts") resigned from the Board effective May 4, 2004.

Transactions with Former Shareholders

Pursuant to the Purchase and Settlement Agreement, any employment agreement entered into by and between the Company or any of its affiliates and the Burckhardts shall be deemed terminated as of May 4, 2004 and the Burckhardts waive any claim and/or right they may have to unpaid salary, director's compensation, severance, bonus or payment of any kind from or by the Company. Furthermore, the Company and the Burckhardts exchanged mutual general releases.

In consideration of the releases given to the Company by the Burckhardts, the Company issued to each of the Burckhardts a warrant to purchase up to 100,000 shares of the Company's Class A common stock, at an exercise price of $1.50 per share. The Company relied on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended ("Securities Act"), as a transaction by an issuer not involving a public offering. Each of the Burckhardts is an accredited investor as defined in Regulation D promulgated under the Securities Act and had access to adequate information about the Company. They each agreed, as a condition of the sale, not to transfer or distribute the warrants or the shares issuable upon exercise of the warrants except pursuant to a registration statement or an exemption from registration under the Securities Act.

Item 7 Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits

10.1 Purchase and Settlement Agreement effective as of May 4, 2004, by and among JL Acquisitions Co., LLC, ARB Investment Enterprises, Ltd., Herman Burckhardt, Alberto Burckhardt and the Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NexGen Vision, Inc.
                                        (Registrant)


Dated: May 11, 2004                     By: /s/ Jonathan Blum
                                           --------------------------------
                                        Name:  Jonathan Blum
                                        Title: Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.
Regulation S-K
Item 601
Designation                            Exhibit Description

10.1 Purchase and Settlement Agreement effective as of May 4, 2004, by and among JL Acquisitions Co., LLC, ARB Investment Enterprises, Ltd., Herman Burckhardt, Alberto Burckhardt and the Company.